Legg Mason Partners Intermediate Term Municipals Fund
Legg Mason Partners New Jersey Municipals Fund
Legg Mason Partners New York Municipals Fund
Legg Mason Partners Pennsylvania Municipals Fund
Item 77Q1

April 10, 2007

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Re:	Distribution Agreement

Ladies and Gentlemen:
      Reference is made to the Distribution Agreements
(each, as amended to date, an "Agreement" and, collectively, the "Agreements"), by and between each investment management company identified as an "Old Fund" on Exhibit A hereto (each, an "Investment Company" and, collectively, the "Investment Companies"), with respect to one or more of its series, if any, identified as an "Old
Portfolio" on Exhibit A hereto (each, a "Portfolio" and, collectively, the "Portfolios"), and Citigroup Global
Markets Inc.
      In connection with a restructuring of the complex of which the Investment Companies and Portfolios are a part, as of the close of business on April 13, 2007 or April 27, 2007, as indicated on Exhibit A hereto (each, a "Closing
Date"), many of the Investment Companies and Portfolios will be reorganized as set forth on Exhibit A hereto.
Additionally, as indicated on Exhibit A hereto, several the Investment Companies and Portfolios shall cease operations following fund combinations as of the close of business on April 27, 2007 (the "Termination Date").
      On each applicable Closing Date, (i) each management company identified as a "New Fund" shall become the "Investment Company" party to the applicable Agreement and shall assume all of the rights and obligations under such Agreement of the corresponding Old Fund with respect to each applicable Old Portfolio (or, if such Old Fund has no Old Portfolios, with respect to the Old Fund itself),
(ii) each such New Portfolio shall be deemed a "Fund" within the meaning of the applicable Agreement and the shares for such New Portfolio shall be deemed "Shares" within the meaning of the Agreement, (iii) each Old Fund shall cease to be a party to the applicable Agreement and shall have no rights or obligations thereunder, and (iv) each corresponding Old Portfolio shall cease be deemed to be a "Fund" under the applicable Agreement and shares for such Old Portfolio shall cease to be "Shares" within the meaning of the Agreement.
      As of the Termination Date, (i) each Old Fund indicated on Exhibit A hereto as terminating operations, or as having all of its Old Portfolios terminating operations, shall cease to be deemed the "Investment Company" under the applicable Agreement and shall have no further rights or obligations under the Agreement by virtue of all of its Old
Portfolios (or, if such Old Fund has no Old Portfolios, the
Old Fund itself) having ceased operations in connection with a fund combination, and (ii) each Old Portfolio indicated on Exhibit A hereto as terminating operations shall cease to be deemed a "Fund" under the applicable
Agreement and shares for such Old Portfolio shall cease to be "Shares" within the meaning of the Agreement by virtue of the Old Portfolio having ceased operations in connection with a fund combination.
      Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of any of the Agreements.
      Please sign below to evidence your consent and agreement to the above.

EACH MANAGEMENT INVESTMENT COMPANY
IDENTIFIED ON EXHIBIT A HERETO AS
AN "OLD FUND"
OR A "NEW FUND"

By:
Name:
Title:

Consented and Agreed to:

CITIGROUP GLOBAL MARKETS INC.


By:
Name:
Title:


Exhibit A

Old Fund: n/a

Old Portfolio: Legg Mason Partners Intermediate- Term Municipals Fund (f/k/a Limited Term Portfolio)

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Intermediate- Term Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund:Legg Mason Partners New Jersey Municipals Fund ,Inc.
(f/k/a Smith Barney New Jersey Municipals Fund, Inc.)

Old Portfolio: n/a

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners New Jersey Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund: n/a

Old Portfolio: Legg Mason Partners New York Municipals Fund
(f/k/a New York Portfolio)

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners New York Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07



Old Fund: n/a

Old Portfolio: Legg Mason Partners Pennsylvania Municipals Fund
(f/k/a Pennsylvania Portfolio)

Restructuring, Fund Combination or Other Cessation of Operations:
Restructuring

New Fund: Legg Mason Partners Income Trust

New Portfolio: Legg Mason Partners Pennsylvania Municipals Fund

Closing Date or Termination Date (as applicable): 4/13/07